Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Charlie Stack, (336) 519-4710

HANESBRANDS REAFFIRMS 2012 GUIDANCE IN CONJUNCTION WITH PRESENTATION AT GOLDMAN SACHS GLOBAL RETAILING CONFERENCE

WINSTON-SALEM, N.C. (Sept. 5, 2012) – HanesBrands (NYSE:HBI) announced today that it is reaffirming its 2012 earnings, sales and financial guidance in conjunction with investor meetings and management presentations at upcoming investor conferences.

Hanes has reaffirmed its full-year guidance for continuing operations of $2.50 to $2.60 of earnings per diluted share, net sales of $4.52 billion to $4.57 billion, and free cash flow of $400 million to $500 million. The company’s guidance is consistent with preliminary retail performance for the back-to-school selling period and retailer inventory levels.

Hanes Chairman and Chief Executive Officer Richard A. Noll will meet with investors and make a presentation today at the Goldman Sachs Global Retailing Conference in New York City. The presentation will be webcast live from 4:30 to 5:10 p.m. and will be accessible via the Hanes corporate website, www.HanesBrands.com.

Next week, Hanes management will meet with investors and make a presentation on Wednesday, Sept. 12, at the CL King Best Ideas Conference in New York City. The presentation will be webcast live from 10:40 to 11:15 a.m. and will be accessible through the Hanes corporate website.

Cautionary Statement Concerning Forward-Looking Statements

Statements in press releases, made at investor conferences, or contained in certain other written, electronic and oral communications that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the company’s financial results, the company’s long-term goals, and trends associated with the company’s business. These forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. The company cautions investors not to place undue reliance on any forward-looking statements and encourages investors to review risk factors contained in the company’s most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, registration statements, press releases and other communications, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

HanesBrands Reaffirms 2012 Guidance in Conjunction with Presentation at Goldman Sachs Global Retailing Conference – Page 2

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 53,300 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 152 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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